STRATEGIC REALTY TRUST

66 Bovet Road
Suite 100
San Mateo, CA 94402
650-343-9300
SRTREIT.com

SHAREHOLDER NEWSLETTER

August 17, 2018


Urban Remedy – 450 Hayes, SF

Important Dates
Most Recent 10Q Filing 8/10/2018
Next 10Q Filing Deadline 11/14/2018

Next Shareholder Newsletter 11/14/2018

Last Distribution Payment 7/31/2018
Next Distribution Payment 10/31/2018


Boba Guys – 8 Octavia, SF

We continue to pursue the Company's strategic plan to build a core portfolio of high-quality west coast urban retail properties with solid growth prospects, strong predictable cash flows and with visible value appreciation characteristics. As we discussed in the last few newsletters, our near-term goal is to complete the recycling of the portfolio by selling the now three remaining legacy properties.

Last year we completed major lease extensions at Ensenada in Arlington, TX and Turkey Creek in Knoxville, TN allowing those properties along with Florissant in St. Louis, MO to be listed for sale. To date the sales process has been slow and we have seen a less robust market than the recent past with fewer buyers. Increased interest rates have raised borrowing costs for buyers and grocery anchored shopping center investors seem to be concerned about the Amazon purchase of Whole Foods and what it means to the industry.

We recently completed the sale of Ensenada Square after remarketing the property. At Topaz, in Hesperia, CA we completed a lot split and subdivision of the center which allowed us to sell off a single tenant medical building with a new ten-year lease at better pricing than selling it with the center as a whole. At the balance of the center, Kaiser, a major medical tenant, has taken occupancy in their space and we are working with another possible user to take another large block of space before listing Topaz for sale.


Shops At Turkey Creek
Knoxville, TN


Schnucks
Florissant Marketplace
Florissant, MO


Ensenada Square (SOLD)
Arlington, TX


Topaz Marketplace
Hesperia, CA

As we complete the sales we continue to look for opportunities to reinvest in our core urban retail markets. Since the beginning of 2016, we have invested in eight new urban retail properties in our core markets of San Francisco and Los Angeles. The properties are high quality and fit our strategic vision; they are extremely well located in high density urban settings with strong demographics and with high pedestrian and vehicle traffic.

We continue to be excited about the portfolio and its strategic direction. A fully recycled and focused high-quality west coast urban retail portfolio will hopefully allow us the opportunity to look at various strategic options for the future.

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SHAREHOLDER NEWSLETTER **August 17, 2018**

New Share Valuation

The Board of Directors has set a Net Asset Value ("NAV") of $6.04 per share as of July 1, 2018, based on a third-party valuation report from Robert A. Stanger and Co., a national valuation firm. This represents a reduction of 23¢ or 3.7%. from last year's NAV of $6.27.

Performance versus the traded REIT market

As a point of reference, publicly traded REITS in general had a 12-month total return (including dividends) of positive 1.00%. Shopping Center REITS had a 12- month total return of negative 8.20% (1). Adding our dividend of 24¢ to our share value change, our "total return" would be positive .16%, well above the shopping center REIT average.

What caused the change?

The primary reason for the change was the costs associated with selling some of the remaining legacy properties. In the fourth quarter of 2017, in connection with the sale of the Bi-Lo and Morningside properties, we incurred loan yield maintenance costs of $1,410,000 (13¢), property selling costs of $881,000 (8¢) and the combined sales price of the two sold properties was $180,000 (2¢) less than the appraisal value used in the NAV for 2017. Combined these items total $2,471,000 or about 22¢.

As we have discussed in the newsletters over the past year five legacy properties served as collateral for a long-term loan that would have matured in July of 2019. Selling these properties as part of our strategic plan required paying off the loan, and paying off the loan triggered the yield maintenance discussed above.

Had we waited to repay that loan in an effort to minimize or eliminate the yield maintenance payment, (i) that would have put us too close to the end of the anchor tenant leases, (ii) we could have been exposed to the bankruptcy of the parent company at the Bi-Lo asset and (iii) we were concerned about apparent weakening investor demand for the acquisition of these sorts of retail assets in secondary markets. Any combination of these factors could have led to eventual future sales price reductions that exceeded the yield maintenance costs actually incurred.

During the fourth quarter of 2017, time had reduced the yield maintenance costs to an actionable level and the legacy portfolio was 95.6% leased with some of the key leases renewed, so we began the process of selling these properties. On October 31, 2017, we paid off the legacy property loan to begin the sales process and incurred prepayment costs of $1.4 million.

What properties were sold?

The first sale on October 31, 2017 was the single tenant BI-LO supermarket property in Chester, SC, followed a day later by the sale of Morningside Marketplace in Fontana, CA. The BI-LO lease had been recently renewed and extended which aided us in the sale, but the tenant's credit ratings had already been lowered earlier last year, and subsequent to the closing, the parent company filed Chapter 11.


Bi-Lo
Chester , SC (SOLD)
BI LO

At Morningside, which was 100% leased, the anchor tenant, Ralph's (whose lease expires in 2021) closed their store in 2012 and had continued paying rent but selling a center with a dark anchor with a short-term lease made for a challenging sale.

(1) REIT returns based on data from KeyBanc Capital Markets dated 7-27-18


Morningside Marketplace
Fontana, CA (SOLD)

Strategic Realty Trust is a non-traded real estate investment trust and is focused on building a portfolio of high quality urban and street retail properties in major west coast markets. For more information please visit the Company's website at www.srtreit.com. The Company is advised by SRT Advisors, LLC an affiliate of Glenborough, LLC. Glenborough also acts as the Company's property manager. For more information please visit Glenborough's website at www.glenborough.com

The foregoing includes forward-looking statements within the meaning of the Federal Private Securities Litigation Reform Act of 1995. The Company intends that such forward-looking statements be subject to the safe harbors created by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include statements regarding the intent, belief or current expectations of the Company and members of its management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as "hope", "hopeful", "may," "will," "seeks," "anticipates," "believes," "estimates," "expects," "plans," "intends," "should" or similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law. Such statements are subject to known and unknown risks and uncertainties which could cause actual results to differ materially from those contemplated by such forward-looking statements. The Company makes no representation or warranty (express or implied) about the accuracy of any such forward-looking statements. These statements are based on a number of assumptions involving the judgment of management. The Company can provide no assurances as to its ability to acquire properties that are consistent with its strategic plan, sell properties in its current portfolio, enter into new leases or modify existing leases, successfully manage the existing properties in its portfolio, successfully develop its redevelopment projects and execute potential strategic alternatives. These statements also depend on factors such as future economic, competitive and market conditions and other risks identified in Part I, Item IA of the Company's Annual Report on Form 10-K for the year ended December 31, 2017 and subsequent periodic reports, as filed with the SEC. Actual events may differ materially from the anticipated events discussed above.

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